EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (333-183969) and the Registration Statements on Form S-8 (Nos. 333-143402; 333-128691; 333-103869; 333-100801; 333-57682; 333-89517; 333-83377; 333-70035; 333-48171; and 333-173905) of Franklin Resources, Inc. of our report dated November 12, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Francisco, California
November 12, 2013